             Midwest Medical Insurance Holding Company and Subsidiaries


                           EXHIBIT 24--POWERS OF ATTORNEY





I, __________________________________, do hereby constitute and appoint David P.
Bounk and Niles A. Cole, or either of them, my attorneys in fact for the purposes of signing in my name and on my behalf as a Director of Midwest Medical Insurance Holding Company, the filing of the annual 10K Form which provides additional information as required by the SEC.






Dated:  January_____, 1999 ____________________________________________


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


             Midwest Medical Insurance Holding Company and Subsidiaries


                           EXHIBIT 24--POWERS OF ATTORNEY





I, ________________________________, do hereby constitute and appoint David P. Bounk, my attorney in fact for the purposes of signing in my name and on my behalf as Director of Midwest Medical Insurance Holding Company, a registration statement on Form S-1 for the registration under the Securities Act of 1933, as amended, of Class A common stock of the Company, par value of $.01 per share, and any and all amendments to said registration statement, and to deliver on my behalf said registration statement and any and all amendments thereto, as each thereof is so signed, for filing with the Securities and Exchange Commission.







Dated:  April _____, 1999  ________________________________________________



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